EXHIBIT (10)(a)(ii)

                           HARRIS INSIGHT FUNDS TRUST

                             SERVICE PLAN - A SHARES
                        [adopted pursuant to Rule 12b-1]

         This Service Plan (the "Service Plan") is adopted by Harris Insight Funds Trust, a Massachusetts business trust, (the "Company"), on behalf of the A Shares class of the Harris Insight Equity Fund, Harris Insight Short/Intermediate Bond Fund, Harris Insight Core Equity Fund, Harris Insight Small-Cap Opportunity Fund, Harris Insight International Fund, Harris Insight Emerging Markets Fund, Harris Insight Balanced Fund, Harris Insight High Yield Select Bond Fund, Harris Insight High Yield Bond Fund, Harris Insight Bond Fund, Harris Insight Intermediate Government Bond Fund, Harris Insight Intermediate Tax-Exempt Bond Fund, Harris Insight Tax-Exempt Bond Fund, and Harris Insight Small-Cap Value Fund (each, a "Fund" and collectively, the "Funds"), each of which is a portfolio of the Company, pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), subject to the following terms and conditions:

         SECTION 1.        COMPENSATION.

         Any officer of the Company is authorized to execute and deliver, in the name and on behalf of the Company and of each Fund's A Shares class, written agreements in substantially the form attached hereto or in any other form duly approved by the Board Members of the Company ("Servicing Agreements") with financial institutions such as banks, securities dealers or other industry professionals, such as investment advisers, accountants, and estate planning firms ("Service Organizations"). Such Servicing Agreements shall require the Service Organizations to provide services on behalf of the applicable Fund as set forth therein to their customers who beneficially own A Shares in consideration of fees, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at an annual rate of up to 0.25% of the average daily net asset value of A Shares held by a Service Organization on behalf of its customers. All expenses incurred by the Company in connection with a Servicing Agreement and the implementation of this Service Plan with respect to a particular class of shares of a Fund shall be borne entirely by the holders of that class of shares of that Fund.

         SECTION 2. PAYMENTS BY THE FUNDS' DISTRIBUTOR, INVESTMENT ADVISER AND/OR ADMINISTRATOR.

         Pursuant to the Service Plan, the Funds' distributor, investment adviser and/or administrator may provide payments (i) to Service Organizations for providing the various services described in Servicing Agreements and (ii) for sales, marketing and distribution services and expenses, including the distribution of sales literature and advertising provided by the distributor of Fund shares. Payments made by the Funds'

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distributor, investment adviser and/or administrator, respectively, shall be made from their own resources without reimbursement by the Funds.

         SECTION 3.        APPROVAL BY SHAREHOLDERS.

         The Service Plan will not take effect with respect to a Fund, and no fee will be payable in accordance with Section 1 of the Service Plan, until the Service Plan has been approved by a vote of at least a majority of the outstanding voting securities of the Fund except as provided in the Rule.

         SECTION 4.        APPROVAL BY DIRECTORS.

         Neither the Service Plan nor any related agreements will take effect with respect to a Fund until approved by a majority vote of both (a) the full Board Members of the Company and (b) those Board Members who are not interested persons of the Company and who have no direct or indirect financial interest in the operation of the Service Plan or in any agreements related to it (the "Independent Board Members"), cast in person at a meeting called for the purpose of voting on the Service Plan and the related agreements.

         SECTION 5.        CONTINUANCE OF THE SERVICE PLAN.

         The Service Plan will continue in effect from year to year with respect to a Fund, so long as its continuance is specifically approved annually by vote of the Company's Board Members in the manner described in Section 4 above.

         SECTION 6.        TERMINATION.

         The Service Plan may be terminated with respect to a Fund at any time, without penalty, by vote of a majority of the Independent Board Members or by a vote of a majority of the outstanding voting securities of the Fund.

         SECTION 7.        AMENDMENTS.

         The Service Plan may not be amended with respect to a Fund to increase materially the amount of the fees described in Section 1 above, unless the amendment is approved by a vote of a majority of the outstanding voting securities of the Fund, and all material amendments to the Service Plan must also be approved by the Company's Board Members in the manner described in
Section 4 above.

         SECTION 8.        SELECTION OF CERTAIN BOARD MEMBERS.

         While the Service Plan is in effect, the selection and nomination of the Company's Board Members who are not interested persons of the Company will be committed to the discretion of the Board Members then in office who are not interested persons of the Company.

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         SECTION 9.        WRITTEN REPORTS.

         In each year during which the Service Plan remains in effect with respect to a Fund, the Company's administrator or co-administrator will prepare and furnish to the Company's Board Members, and the Board will review, at least quarterly, written reports, complying with the requirements of the Rule, that set out the amounts expended under the Service Plan relating to the Fund and the purposes for which those expenditures were made.

         SECTION 10.       PRESERVATION OF MATERIALS.

         The Company will preserve copies of the Service Plan, any agreement relating to the Service Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Service Plan, agreement or report.

         SECTION 11.       MEANINGS OF CERTAIN TERMS.

         As used in the Service Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Company under the 1940 Act by the Securities and Exchange Commission.

Dated:  June 30, 2003


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                             HARRIS INSIGHT(R) FUNDS

                         SHAREHOLDER SERVICING AGREEMENT

                                    A SHARES
                            [pursuant to Rule 12b-1]

         AGREEMENT, dated as of _____________, by and between _____________________ and _____________________, as a shareholder servicing agent hereunder (the "Agent"), relating to transactions in shares of beneficial interest of the A Shares class (the "Shares") of any of the investment portfolios (the "Funds") offered by Harris Insight Funds Trust (the "Company").

         _____________________ and the Agent hereby agree as follows:

         1. Appointment. The Agent hereby agrees to perform certain services for its customers (the "Customers") as hereinafter set forth. The Agent's appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, _____________________ may enter into other shareholder servicing agreements, in writing, with other institutions.

         2. Services to be Performed. The Agent, as agent for its Customers, shall be responsible for performing shareholder administrative support services, which will include one or more of the following: (i) establishing and maintaining shareholder accounts and records; (ii) processing purchase and redemption transactions; (iii) providing periodic statements showing a customer's account balance and integrating such statements with those of other transactions and balances in the customer's other accounts serviced by the Agent; (iv) arranging for bank wires; (v) responding to Customer inquiries relating to the Fund; (vi) performing subaccounting with respect to Fund shares beneficially owned by the customer; (vii) investing customer cash account balances automatically in Fund shares; (viii) assisting Customers in changing dividend options, account designations and addresses; and (ix) distribution and such other services if requested by the _____________________ to the extent the Agent is permitted by applicable statute, rule or regulation.

         The Agent shall provide all personnel and facilities necessary in order for it to perform the functions described in this Section 2 with respect to its Customers.

         3.       Fees

         3.1 Fees from [_____________________]. In consideration for the services described in Section 2 hereof and the incurring of expenses in connection therewith, the Agent shall receive a fee from _____________________, computed daily and payable monthly, at an annual rate of [.25%] of 1% of the average daily net asset value of Shares of each Fund held of record by the Agent from time to time on behalf of Customers. For

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purposes of determining the fees payable to the Agent hereunder, the value of the Fund's net assets shall be computed in the manner specified in the Company s then-current prospectus and statement of additional information (the "Prospectus") for computation of the net asset value of _____________________ Shares.

         3.2 Fees from Customers. It is agreed that the Agent may impose certain conditions on Customers, in addition to or different from those imposed by the Company, such as requiring a minimum initial investment or imposing limitations on the amounts of transactions. It is also understood that the Agent may directly credit or charge fees to Customers in connection with an investment in the Funds. The Agent shall credit or bill Customers directly for such credits or fees. In the event the Agent charges Customers such fees, it shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers both of any direct fees charged to the Customer and of the fees received or to be received by it from the Company pursuant to Section 3.1 of this Agreement. It is understood, however, that in no event shall the Agent have recourse or access as Agent or otherwise to the account of any shareholder of the Company except to the extent expressly authorized by law or by such shareholder, or to any assets of the Company, for payment of any direct fees referred to in this Section 3.2.

         4. Approval of Materials to be Circulated. Advance copies or proofs of all materials that are to be generally circulated or disseminated by the Agent to Customers or prospective Customers that identify or describe the Company shall be provided to the Company at least 10 days prior to such circulation or dissemination (unless the Company consents in writing to a shorter period), and such materials shall not be circulated or disseminated or further circulated or disseminated at any time after the Company shall have given written notice to the Agent of any objection thereto.

         The Agent is not authorized to make any representations concerning _____________________ or the Company except those contained in the current Prospectus for the Funds, or in such supplemental literature or advertising as may be authorized by _____________________ in writing.

        Nothing in this Section 4 shall be construed to make
_____________________ or the Company liable for the use of any information about the Company which is disseminated by the Agent.

         5. Compliance with Laws. The Agent shall comply with all applicable federal and state laws and regulations in the performance of its duties under this Agreement, including securities laws.

         6. Limitations of Shareholder, Officer and Board Member Liability. The Agent hereby agrees that obligations assumed by _____________________ pursuant to this Agreement shall be limited in all cases to _____________________ and its assets and that the Agent shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Company. It is further agreed that the Agent shall not seek

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satisfaction of any such obligations from the Board Members, any individual
Board Member or any officer of the Company.

         7. Notices. All notices or other communications hereunder to either party shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed: (a) if to

            [name and address],
            Attention: [                         ];

         and (b) if to the Agent,

            [name and address],
            Attention: [                         ].

         8. Further Assurance. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         9. Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Board Members or by vote of a majority of the outstanding voting securities of the Company, on not more than 60 days' written notice to any other party to this Agreement. This Agreement shall terminate automatically in the event of its assignment, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). As used in this Agreement, "Qualified Board Members" means the Board Members of the Company who are not "interested persons," as that term is defined in the 1940 Act, of the Company and have no direct or indirect financial interest in the operation of the Service Plan, adopted in accordance with Rule 12b-1 under the 1940 Act, or in any agreements related to the Service Plan.

        10. Changes; Amendments. This Agreement may be changed or amended only by written instrument signed by both parties.

        11. Reports. The Agent will provide _____________________ or its designees such information as _____________________ or its designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Company and its designees (including, without limitation, any auditors designated by the Company), in connection with the preparation of reports to the Company's Board Members concerning this Agreement and the monies paid or payable under this Agreement, as well as any other reports or filings that may be required by law.

        12. Independent Contractor/Liabilities. For purposes of this Agreement, the Agent will be deemed to be an independent contractor, and will have no authority to act as agent for _____________________ or the Company in any matter or in any respect. By the Agent's written acceptance of this Agreement, the Agent agrees to and does

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release, indemnify and hold harmless _____________________ and the Company from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by the Agent or its officers, employees or agents regarding its responsibilities hereunder or the purchase, redemption, transfer or registration of Shares by or on behalf of Customers.

        13. Privacy. Notwithstanding any other term of this Agreement, the Agent acknowledges that it is a financial institution subject to the requirements of the Financial Services Modernization Act (the "Act") and Securities and Exchange Commission Regulation S-P ("Regulation S-P") promulgated pursuant thereto, and agrees that any Nonpublic Personal Information, as that term is defined in Section 248.3(t) of "Regulation S-P", disclosed hereunder is for the specific purpose of permitting the Agent to perform the services set forth in this Agreement. The Agent further agrees that, with respect to such information, it will comply with Regulation S-P, the Act, and any other applicable laws and regulations, and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party except to the extent necessary to carry out the services to be performed hereunder or as otherwise permitted by Regulation S-P, the Act, or other applicable law or regulation.

        14. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

        15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.





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